As filed with the Securities and Exchange Commission on May 1, 2007

                                                             File No. 333-132399
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         PHL VARIABLE INSURANCE COMPANY
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

          CONNECTICUT                            6311                       06-1045829
          -----------                            ----                       ----------
(State or other jurisdiction of      (Primary Standard Industrial          (IRS Employer
incorporation or organization)        Classification Code Number)     Identification Number)

                                ONE AMERICAN ROW
                               HARTFORD, CT 06102
                                 (800) 447-4312

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               JOHN H. BEERS, ESQ.
                         PHL VARIABLE INSURANCE COMPANY
                                ONE AMERICAN ROW
                             HARTFORD, CT 06102-5056
                                 (860) 403-5050
           -----------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                 May 1, 2007 or as soon as practicable after the
                   registration statement becomes effective.
                -------------------------------------------------
          (Approximate date of commencement of proposed sale to public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), SHALL DETERMINE.

================================================================================

This filing incorporates by reference the entire registration statement, Post-Effective Amendment No. 1 to Form S-1, File No. 333-132399.

                                    PART II

                   INFORMATION NOT REQUIRED IN A PROSPECTUS

 ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           Securities and Exchange Commission Registration Fee         $21,400
           Estimated Printing and Filing Costs                         $12,000
           Estimated Accounting Fees                                    $4,000


 ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

              Section 33-779 of the Connecticut General Statutes states that:
           "a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by sections 33-770 to 33-778, inclusive."

              Article VI. Section 6.01. of the Bylaws of the Registrant (as amended and restated effective May 16, 2002) provide that: "Each director, officer or employee of the company, and his heirs, executors or administrators, shall be indemnified or reimbursed by the company for all expenses necessarily incurred by him in connection with the defense or reasonable settlement of any action, suit or proceeding in which he is made a party by reason of his being or having been a director, officer or employee of the company, or of any other company in which he was serving as a director or officer at the request of the company, except in relation to matters as to which such director, officer or employee is finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such director, officer or employee. The foregoing right of indemnification or reimbursement shall not be exclusive of any other rights to which he may be entitled under any statute, bylaw, agreement, vote of shareholders or otherwise."

 ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

           Not applicable.

 ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

           (a) 1. Underwriting Agreement - Incorporated by reference to the Initial filing on Form S-1 (File No. 333-55240) as filed via Edgar on February 8, 2001.

                 2.  Not applicable.

                 3.  (i)   Articles of Incorporation - Incorporated by
                           reference to the Initial filing on Form S-1 (File No.
                           333-55240) as filed via Edgar on February 8, 2001.

                     (ii) Bylaws of PHL Variable Insurance Company, effective May 16, 2002 is incorporated by reference to the filing on Form S-1 (File No. 333-87218_) as filed via Edgar on April 30, 2004.

                 4.  (i)   Single Premium Deferred Equity Indexed Modified
                           Annuity contract (generic version) is incorporated by reference to the Initial filing on Form S-1 (File No.
                           333-132399) as filed via Edgar on March 14, 2006.

                     (ii) Group Single Premium Deferred Equity Indexed Modified Annuity Certificate is incorporated by reference to Pre-effective Amendment No. 1 on Form S-1 (File No. 333-132399) as filed via Edgar on April 7, 2006.

                 5.  Opinion regarding legality - Refer to exhibit 23(b).

                 6.  Not applicable.

                 7.  Not applicable.


                 8.  Opinion regarding tax matters - Refer to exhibit 23(b).


                 9.  Not applicable.

                 10. Not applicable.

                 11. Not applicable.

                 12. Not applicable.

                 13. Not applicable.

                 14. Not applicable.

                 15. Not applicable.

                 16. Not applicable.


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

                 17. Not applicable.

                 18. Not applicable.

                 19. No applicable.

                 20. Not applicable.

                 21. The Registrant has no subsidiaries.

                 22. Not Applicable

                 23. (a) Consent of PricewaterhouseCoopers LLP, is filed herein.

                     (b) Opinion and Consent of Kathleen A. McGah, Esq., is
                         filed herein.


                 24. Powers of attorney - incorporated herein by reference to
                     Registrant's Post-Effective Amendment No. 1 on Form S-1 (File No. 333-132399) as filed via Edgar on April 24, 2007.


                 25. Not applicable.

                 26. Not applicable.

           (b) Certain schedules are inapplicable and therefore have been omitted. Applicable schedules are shown in the related financial statement filed herein.

  ITEM 17. UNDERTAKINGS

           The undersigned registrant hereby undertakes pursuant to Item 512 of Regulation S-K:

           1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

                 i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                 iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            4.   Not applicable.

            5.   Not applicable.

            6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                 i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                 ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                 iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                 iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

           The undersigned registrant hereby undertakes pursuant to Item 512(h) of Regulation S-K:

           Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           The undersigned registrant hereby undertakes the following:


           In the event that the registrant eliminates any two of the three Indexed Accounts described in the prospectus (the "Prospectus") included in this Post-Effective Amendment No. 2 to the registration statement, upon the elimination of the second such Indexed Account (or, if both Indexed Accounts are eliminated simultaneously, upon the elimination of both such Indexed Accounts) the registrant will send a notice to all contractowners by first class U.S. mail (or other legally permissible means for delivering a required notice) alerting such contractowners to the fact that two of the three Indexed Accounts described in the Prospectus have been eliminated and reminding the contractowners that if they surrender their contract within the 45-day period following the date the notice was mailed (or otherwise sent) to contractowners, any surrender charge or negative market value adjustment that would otherwise be applicable will not be imposed. The notice will explain how contractowners may go about surrendering their contract and will provide a toll-free number contractowners may call to obtain additional information.



                                      II-3
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                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 1st day of May, 2007.


                                             PHL VARIABLE INSURANCE COMPANY

                                             By:  ______________________________
                                                  * Philip K. Polkinghorn
                                                  President


By:/s/ Kathleen A. McGah
*Kathleen A. McGah, as Attorney-in-Fact pursuant to Powers of Attorney.


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on this 1st day of May 2007.



       SIGNATURE                             TITLE
       ---------                             -----

                                             Director, Executive Vice President
---------------------------                  and Chief Financial Officer
*Michael E. Haylon

                                             Director and President
---------------------------
*Philip K. Polkinghorn

                                             Director, Executive Vice President
---------------------------                  and Chief Investment Officer
*James D. Wehr


                                             Senior Vice President and Chief
---------------------------                  Accounting Officer
*Katherine P. Cody


By:/s/ Kathleen A. McGah
   ---------------------
*Kathleen A. McGah, as Attorney-in-Fact pursuant to Powers of Attorney.


                                      S-1